Exhibit 99.3

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         NAME                  AGE                      POSITION
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   Charles E. Bayless           61                      Director
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     Bret Cloward               38        Chief Executive Officer and Director
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   Carolyn F. Katz              42                      Director
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   Ryan L. Langdon              32                      Director
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  Lowell W. Robinson            55                      Director
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   David P. Tomick              52                      Director
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CHARLES E. BAYLESS served as Chairman of Illinova and Illinois Power from August
1998 until his retirement in December 1999. Mr. Bayless served as Chief
Executive Officer of Illinova and President of Illinois Power from July 1998 until September 1999. He was Chairman, President and Chief Executive Officer of UniSource Energy Corporation from 1992 to 1998. Mr. Bayless served as a Director of Illinova from 1998 until becoming a director of Dynegy Inc. upon the closing of the Dynegy-Illinova merger in February 2000. Mr. Bayless also serves on the boards of directors of several energy and energy-related technology companies, including True Pricing LLC, Patina Oil & Gas Corporation, Predict Power Inc., and Thermon Corporation.

BRET CLOWARD serves as IWO Holdings' Chief Executive Officer and has over 10 years of operating experience with Sprint PCS, Sprint Affiliates, AT&T and McCaw Communications including operating responsibility for Sprint's market launch in the Washington, Oregon, and Las Vegas markets. Previously, Mr. Cloward served as the Senior Vice President of Sales and Marketing for IWO Holdings from July 2000 to December 2002 and President of Christensen Wholesale, from January 2003 to October 2004.

CAROLYN F. KATZ has been a consultant providing financial and strategic analysis for telecommunications companies since December 2001. From May 2000 to October 2001, Ms. Katz served as a principal of Providence Equity Partners Inc., a private investment firm specializing in equity investments in telecommunications and media companies. From July 1984 to April 2000, Ms. Katz was employed by Goldman, Sachs & Co., most recently as a Managing Director and co-head of Emerging Communications. Ms. Katz currently serves on the board of directors of NII Holdings, Inc. and American Tower Corp.

RYAN L. LANGDON is currently a Managing Director of AIG Global Investment Group's High Yield Group, where he has been since 2002, serving as an analyst in the telecommunications sector. Prior to joining AIGGIG, Mr. Langdon worked as a high yield telecommunications and cable analyst for ABN AMRO and as an analyst with Pacholder Associates.

LOWELL W. ROBINSON served as Special Counsel to the President (Interim CFO) of Polytechnic University from 2002 through 2004. From 2000 through 2002, he served as Senior Executive Vice President and Chief Financial Officer of HotJobs/ YAHOO! He has also served as the Executive Vice President and Chief Financial Officer of PRT Group, an IT services and software company, and held senior financial positions at Kraft/ General Foods, Citigroup and Advo. In addition, he was Chairman of the Audit Committee for Edison Schools from 2002 until it went private in 2003. He currently serves on the Board of Directors of International Wire Group, Inc. and the Royal Bank of Canada NY/ US Insurance Subsidiary.

DAVID P. TOMICK was Chief Financial Officer of Spectrasite, Inc. from 1997 to 2004. From 1994 to 1997 Mr. Tomick was Chief Financial Officer of Masada Security, Inc. From 1988 to 1994 he was Vice President-Finance of Falcon Cable TV where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago.









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